Exhibit 99.1

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investorrelations@cott.com

COTT REPORTS SECOND QUARTER 2009 RESULTS

•	Earnings per share increased to $0.48 from a net loss of $0.03

•	Revenue declined 5.9% (2.3% increase excluding the impact of foreign exchange)

•	Global beverage case volume declined 2.5%

•	Operating income increased to $34.3 million from $5.3 million

(All information in U.S. dollars; all second quarter 2009 comparisons are relative to the second quarter of 2008)

TORONTO, ON and TAMPA, FL — July 27, 2009 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the second quarter ended June 27, 2009. Second quarter 2009 revenue was $438.8 million, as compared to $466.5 million. Net income was $33.7 million, or $0.48 per share, as compared to a net loss of $1.8 million, or $0.03 per share.

“We are pleased with our second quarter results which were driven by the steady improvement of our North American operations and a stronger volume performance in our U.K. business,” commented Cott’s Chief Executive Officer, Jerry Fowden. “We also benefited from the improved U.S. carbonated soft drink category performance and a favorable tax benefit in the quarter,” added Fowden.

“We will continue to support our customers’ efforts to increase private label penetration, while executing our plan to reduce operating costs and optimize capital expenditures. Our focus remains on improving year-over-year cash flow and reducing our level of debt, thereby allowing us to strengthen our position as a low cost, high service supplier,” continued Fowden. “While our performance in the first half of 2009 has been encouraging, we are mindful of challenges that may still lie ahead, such as heavy summer promotions from the national brands, higher commodity costs compared to the first half of 2009, and a changing competitive landscape,” cautioned Fowden.

SECOND QUARTER 2009 PERFORMANCE SUMMARY

•	Revenue declined 5.9%. Excluding the impact of foreign exchange, revenue increased 2.3%. See the accompanying reconciliation of revenue excluding the impact of foreign exchange to GAAP revenue.

•

Gross margin increased to 16.7% of sales, as compared to 12.2%, as improved average net selling prices per beverage case and lower operating costs offset the adverse impact of foreign exchange and lower beverage case volume.

•

Selling, general and administrative (“SG&A”) expenses declined to 8.0% of sales from 9.5% of sales, primarily due to lower compensation expenses resulting from headcount reductions implemented under the refocus plan and the favorable impact of foreign exchange. Compensation and benefit costs (which included a $0.9 million decline in stock compensation) declined by $2.9 million or 15.4%.

•	Operating income increased to $34.3 million, as compared to $5.3 million. The second quarter of 2009 included $3.8 million of restructuring charges and asset impairments.

•

Cott’s income tax benefit was $5.4 million, as compared to an income tax expense of $3.3 million. The tax benefit includes an $8.7 million benefit resulting from the reversal of accruals related to previously uncertain tax positions.

SECOND QUARTER 2009 SEGMENT HIGHLIGHTS

•

North America beverage case volume was essentially flat as positive volumes in carbonated soft drinks were offset by declines in the bottled water category and the impact from the sale of a Canadian bottled water facility in 2008. Revenue decreased 1.4% to $323.5 million. Excluding the impact of foreign exchange, revenue increased 1.3%, primarily driven by improved average net selling prices per beverage case and product mix.

•

U.K. beverage case volume declined 2.5% to 47.1 million cases, compared to declines of 9.8% in the first quarter of 2009 and 17.1% in the fourth quarter of 2008, in each case compared to the prior year periods. Revenue decreased 14.0% to $99.0 million, primarily due to the impact of foreign exchange. Excluding the impact of foreign exchange, revenue in the U.K. increased 9.8%, primarily due to improved product mix and improved average net selling prices per beverage case.

•

Mexico beverage case volume declined 32.5% to 5.6 million cases, as Company actions taken to stabilize the business and difficult economic conditions were further exacerbated by the impact of the H1N1 virus. Revenue decreased 41.1% to $10.6 million. Excluding the impact of foreign exchange, revenue decreased 24.8%.

•

Royal Crown International concentrate volumes increased 1.2% to 57.3 million cases, primarily due to the stabilization of customer order patterns. As a result of higher pricing, revenue increased 9.6% to $5.7 million.

Second Quarter Results Conference Call

Cott Corporation will host a conference call today, July 27th, 2009, at 11:00 AM EDT, to discuss second quarter results, which can be accessed as follows:

North America: (800) 732-9303

International: (416) 644-3416

A live audio webcast will be available through the Company’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With over 2,800 employees, the Company operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 60 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from the Company’s results of operations. Since Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company's management and its core business performance. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, the Company’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements conveying management's expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions that volume and revenue will be consistent with historical trends, that interest rates will remain constant and debt levels will decline, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the Company’s ability to compete successfully, changes in consumer tastes and preferences for existing products and the Company’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart, and the commitment of the Company’s customers to their own Cott-supplied beverage programs; the Company’s substantial debt levels and the Company’s ability to service and reduce its debt; the Company’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; further credit rating downgrades; further deterioration of the capital markets; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; fluctuations in commodity prices and the Company’s ability to pass on increased costs to its customers, and the impact of those increased prices on the Company’s volumes; the Company’s ability to maintain favorable arrangements and relationships with its suppliers; the Company’s exposure to intangible asset risk; the Company’s ability to manage its operations successfully; the Company’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at the Company’s beverage concentrates or other manufacturing facilities; the Company’s ability to protect its intellectual property; the impact of regulation and regulatory, investigative and legal actions; unseasonably cold or wet weather, which could reduce the demand for the Company’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; the Company’s ability to recruit, retain, and integrate new management and a new management structure; the volatility of the Company’s stock price; disruptions in the Company’s information systems; and interruption in transportation systems, labor strikes, work stoppages and other interruptions or difficulties in the employment of labor or transportation in the Company’s markets.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not undertake to update or revise any of these statements in light of new information or future events.

Website: www.cott.com

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars except per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Revenue, net	$438.8	$466.5	$805.8	$856.2
Cost of sales	365.5	409.5	674.3	758.4

Gross profit	73.3	57.0	131.5	97.8

Selling, general and administrative expenses	35.1	44.5	69.8	97.3
Loss on disposal of property, plant & equipment	0.1	0.1	—	0.3
Restructuring, asset and goodwill impairments
Restructuring	0.4	6.7	1.6	6.7
Asset impairments	3.4	0.4	3.5	0.4

Operating income (loss)	34.3	5.3	56.6	(6.9)

Other income, net	(2.8)	(4.8)	(2.7)	(6.2)
Interest expense, net	7.5	8.0	15.1	15.7

Income (loss) before income taxes	29.6	2.1	44.2	(16.4)

Income tax (benefit) expense	(5.4)	3.3	(11.6)	5.7

Net income (loss)	$35.0	$(1.2)	$55.8	$(22.1)

Less: Net income attributable to the non-controlling interests	1.3	0.6	2.2	1.0

Net income (loss) attributed to Cott Corporation	$33.7	$(1.8)	$53.6	$(23.1)

Net income (loss) per common share attributed to Cott Corporation
Basic	$0.48	$(0.03)	$0.76	$(0.32)
Diluted	$0.48	$(0.03)	$0.76	$(0.32)

Weighted average outstanding shares (thousands) attributed to Cott Corporation
Basic	70,472	71,136	70,472	71,502
Diluted	70,529	71,136	70,491	71,502

COTT CORPORATION CONSOLIDATED BALANCE SHEETS (in millions of U.S. dollars, U.S. GAAP) Unaudited	EXHIBIT 2

	June 27, 2009	December 27, 2008
ASSETS
Current assets
Cash & cash equivalents	$13.2	$14.7

Accounts receivable, net of allowance of $6.8 ($5.5 as of December 27, 2008)	207.4	164.4
Income taxes recoverable	7.7	7.7
Inventories	119.7	111.1
Prepaid and other expenses	12.6	9.3
Deferred income taxes	3.0	3.0
Other current assets	2.2	—

	365.8	310.2

Property, plant and equipment	346.4	346.8
Goodwill	28.3	27.0
Intangibles and other assets	156.9	169.6
Deferred income taxes	20.5	10.3
Other tax receivable	9.7	9.2

	$927.6	$873.1

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Short-term borrowings	$66.6	$107.5
Current maturities of long-term debt	8.0	7.6
Income taxes payable	0.9	0.1
Accounts payable and accrued liabilities	195.7	166.7

	271.2	281.9

Long-term debt	290.7	294.4
Other long-term liabilities	15.0	16.0
Other tax liabilities	11.2	18.3
Deferred income taxes	21.4	16.0

	609.5	626.6

Contingencies and Commitments

Shareowners’ equity
Capital stock, no par - 71,871,330 (December 27, 2008 - 71,871,330) shares issued	275.0	275.0
Treasury stock	(5.3)	(6.4)
Additional paid-in-capital	37.7	38.1
Accumulated earnings (deficit)	23.9	(29.7)
Accumulated other comprehensive loss	(30.4)	(47.8)

Total Cott Corporation shareowners’ equity	300.9	229.2
Non-controlling interests	17.2	17.3

Total shareowners’ equity	318.1	246.5

	$927.6	$873.1

COTT CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Operating Activities
Net income (loss)	$35.0	$(1.2)	$55.8	$(22.1)
Depreciation and amortization	16.3	19.9	33.3	40.8
Amortization of financing fees	0.3	0.4	0.6	0.6
Share-based compensation expense	0.7	1.5	0.8	5.1
Increase in deferred income taxes	0.7	2.5	2.9	1.5
Decrease in other income tax liabilities	(8.7)	(2.1)	(16.5)	(1.0)
Loss on disposal of property, plant & equipment	0.1	0.1	—	0.3
Asset impairments	3.4	0.4	3.5	0.4
Lease contract termination loss	—	0.3	—	0.3
Lease contract termination payments	(1.0)	(0.4)	(1.9)	(0.4)
Other non-cash items	(1.7)	0.8	(1.1)	0.6
Change in accounts receivable	(28.7)	(25.1)	(35.3)	(25.4)
Change in inventories	(2.5)	1.8	(5.5)	(4.6)
Change in prepaid expenses and other current assets	(5.7)	(6.0)	(3.0)	(6.6)
Change in other assets	(0.3)	(0.4)	(0.2)	(0.4)
Change in accounts payable and accrued liabilities	28.2	29.3	24.2	26.8
Change in income taxes recoverable	1.3	2.9	0.8	7.7

Net cash provided by operating activities	37.4	24.7	58.4	23.6

Investing Activities
Additions to property, plant and equipment	(7.7)	(7.1)	(13.6)	(24.2)
Additions to intangibles	—	(1.3)	—	(3.3)
Proceeds from disposal of property, plant & equipment and held-for-sale assets	0.1	2.6	1.3	2.6

Net cash used in investing activities	(7.6)	(5.8)	(12.3)	(24.9)

Financing Activities
Payments of long-term debt	(1.9)	(0.4)	(3.7)	(1.5)
Issuance of long-term debt	—	8.1	—	16.6
Borrowings on credit facility, net	—	(140.9)	—	(127.5)
Short-term borrowings, net	—	(3.8)	—	(8.4)
Short-term borrowings, ABL	286.1	595.4	630.5	595.4
Short-term repayments, ABL	(311.3)	(464.2)	(672.6)	(464.2)
Distributions to non-controlling interests	(0.9)	(0.5)	(2.3)	(1.6)
Issuance of common shares	—	—	—	—
Purchase of treasury shares	—	(6.4)	—	(6.4)
Deferred financing fees	—	(4.3)	—	(4.3)
Other financing activities	(0.1)	0.5	(0.2)	0.1

Net cash used in financing activities	(28.1)	(16.5)	(48.3)	(1.8)

Effect of exchange rate changes on cash	0.9	0.1	0.7	(0.4)

Net increase (decrease) in cash & cash equivalents	2.6	2.5	(1.5)	(3.5)

Cash & cash equivalents, beginning of period	10.6	21.4	14.7	27.4

Cash & cash equivalents, end of period	$13.2	$23.9	$13.2	$23.9

COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Revenue
North America	$323.5	$328.1	$612.5	$602.7
United Kingdom	99.0	115.1	163.0	208.0
Mexico	10.6	18.0	20.4	34.1
RCI	5.7	5.2	9.9	11.0
All Others	—	0.1	—	0.4

	$438.8	$466.5	$805.8	$856.2

Operating income (loss)
North America	$26.6	$(1.5)	$52.9	$(15.5)
United Kingdom	8.3	6.7	5.7	8.9
Mexico	(1.2)	(1.2)	(3.5)	(3.6)
RCI	0.6	1.5	1.5	3.6
All Others	—	(0.2)	—	(0.3)

	$34.3	$5.3	$56.6	$(6.9)

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	175.7	183.8	336.5	340.7
United Kingdom	52.7	53.8	92.3	98.2
Mexico	5.6	8.3	11.2	15.9
RCI	57.3	56.6	106.4	119.2
All Other	—	—	—	0.2

	291.3	302.5	546.4	574.2

Volume - 8 oz equivalent cases - Filled Beverage
North America	157.2	158.6	299.0	294.2
United Kingdom	47.1	48.3	82.8	87.9
Mexico	5.6	8.3	11.2	15.9
RCI	0.1	—	0.1	—
All Other	—	0.1	—	0.3

	210.0	215.3	393.1	398.3

COTT CORPORATION	EXHIBIT 5
Analysis of Revenue by Geographic Region
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	June 27, 2009
(in millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(27.7)	$(4.6)	$(16.1)	$(7.4)	$0.5	$(0.1)
Impact of foreign exchange	37.5	8.7	24.9	3.9	—	0.0

Change excluding foreign exchange	$9.8	$4.1	$8.8	$(3.5)	$0.5	$(0.1)

Percentage change in revenue	-5.9%	-1.4%	-14.0%	-41.1%	9.6%	-100.0%

Percentage change in revenue excluding foreign exchange	2.3%	1.3%	9.8%	-24.8%	9.6%	-100.0%

	For the Six Months Ended
	June 27, 2009
(in millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(50.4)	$9.8	$(45.0)	$(13.7)	$(1.1)	$(0.4)
Impact of foreign exchange	75.2	17.1	50.4	7.8	—	(0.1)

Change excluding foreign exchange	$24.8	$26.9	$5.4	$(5.9)	$(1.1)	$(0.5)

Percentage change in revenue	-5.9%	1.6%	-21.6%	-40.2%	-10.0%	-100.0%

Percentage change in revenue excluding foreign exchange	3.2%	4.6%	3.4%	-22.4%	-10.0%	-100.0%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico, RCI and All Other